UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 10, 2021

RED ROCK RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37754	47-5081182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of Principal Executive Offices) (Zip Code)

702-495-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RRR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 10, 2021, Station Casinos LLC (“Station Casinos”), which Red Rock Resorts, Inc. (“RRR” or “we”) owns a majority indirect interest in and manages, announced that it intends to offer, subject to market and other conditions, approximately $500 million aggregate principal amount of senior notes due 2031 in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Offering”).

Item 8.01. Other Events.

On November 10, 2021 RRR issued a press release announcing the commencement of a “modified Dutch Auction” tender offer to purchase up to $350 million in aggregate purchase price of its issued and outstanding shares of Class A common stock at a price not greater than $53.00 nor less than $46.00 per share to the seller in cash, less any applicable withholding taxes and without interest. The tender offer is being made in accordance with the terms and subject to the conditions described in the Offer to Purchase, dated November 10, 2021 and in the related Letter of Transmittal (which RRR will be filing today as part of a tender offer statement on Schedule TO and together, as they may be amended or supplemented from time to time, constitute the “Offer”) and is scheduled to expire at 12:00 Midnight, at the end of the day, New York City time, on December 9, 2021, unless the Offer is extended or terminated.

In addition, RRR announced that its Board of Directors has declared a special cash dividend of $3.00 per share of Class A common stock (the “Special Dividend”). The Special Dividend is payable to shareholders of record on November 23, 2021, and is expected to be paid on December 22, 2021. Shareholders will be entitled to the Special Dividend whether or not they tender their Shares pursuant to the tender offer provided they hold such Shares on the record date. Because shareholders will remain the holder of any shares they tender until the tender offer expires and the Company accepts any such shares for payment, shareholders will receive the Special Dividend even if they tender their shares prior to the record date. However, shareholders that acquire any Shares after the record date for the Special Dividend and subsequently tender such Shares pursuant to the tender offer will not receive the Special Dividend with respect to such Shares.

A copy of the press release announcing the tender offer and the Special Dividend is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Neither this report nor the exhibit hereto is a recommendation to buy or sell any of the RRR’s securities and shall not constitute an offer to purchase or the solicitation of an offer to sell any securities of RRR. The tender offer is being made exclusively pursuant to the Offer to Purchase, the related Letter of Transmittal and other related materials filed as part of the Schedule TO. The offer materials are being sent to holders of the shares of Class A common stock. Holders may also obtain free copies of the offer materials online at the website of the SEC at www.sec.gov as exhibits to the Tender Offer Statement on Schedule TO filed by RRR today with the SEC or from RRR’s information agent in connection with the tender offer.

In addition, on November 10, 2021, RRR issued a press release announcing the Offering and the Special Dividend. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference to this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated November 10, 2021

99.2	Press release dated November 10, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROCK RESORTS, INC.

Date: November 10, 2021	By:	/s/ Stephen L. Cootey

Stephen L. Cootey
Executive Vice President, Chief Financial Officer and Treasurer